SUBSIDIARIES OF THE REGISTRANT                                        EXHIBIT 21
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                                                            Jurisdiction of
Name                                                        Incorporation
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1316991 Ontario, Inc.                                       Ontario
Advanced Enterprises Recycling, Inc.                        New Jersey
AFA Pallet Co., Inc.                                        New Jersey
Agro Products, Inc.                                         New Jersey
All Cycle Waste, Inc.                                       Vermont
Allied Equipt. & Sales Corp., Inc.                          New Jersey
Alternate Energy, Inc.                                      Massachusetts
American Ash Recycling of Tennessee, Ltd.                   Florida
American Supplies Sales Group, Inc.                         New Jersey
ARTiC, Inc.                                                 New Jersey
Atlantic Coast Fibers, Inc.                                 Delaware
Atlantic Transportation Technologies, Inc.                  New Jersey
B. and C. Sanitation Corporation                            New York
BBC LLC                                                     New York
Better Bedding Corp.                                        New York
Blasdell Development Group, Inc.                            New York
Bristol Waste Management, Inc.                              Vermont
Casella Insurance Company                                   Vermont
Casella T.I.R.E.S., Inc.                                    Maine
Casella Transportation, Inc.                                Vermont
Casella Waste Management, Inc.                              Vermont
Casella Waste Management of Massachusetts, Inc.             Massachusetts
Casella Waste Management of N.Y., Inc.                      New York
Casella Waste Management of Pennsylvania, Inc.              Pennsylvania
Corning Community Disposal Service, Inc.                    New York
Data Destruction Services, Inc.                             Maine
Fairfield County Recycling, Inc.                            Delaware
FCR Camden, Inc.                                            Delaware
FCR Florida, Inc.                                           Delaware
FCR Georgia, Inc.                                           Delaware
FCR Greensboro, Inc.                                        Delaware
FCR Greenville, Inc.                                        Delaware
FCR, Inc.                                                   Delaware
FCR Morris, Inc.                                            Delaware
FCR Plastics, Inc.                                          Delaware
FCR Redemption, Inc.                                        Delaware
FCR Tennessee, Inc.                                         Delaware
FCR Virginia, Inc.                                          Delaware
Forest Acquisitions, Inc.                                   New Hampshire
Grasslands, Inc.                                            New York
Hakes C & D Disposal, Inc.                                  New York
Hiram Hollow Regeneration Corp.                             New York
Hyland Associates                                           New York
K-C International, Ltd.                                     Oregon
KTI Bio Fuels, Inc.                                         Maine
KTI Energy of Martinsville, Inc.                            Virginia
KTI Energy of Virginia, Inc.                                Virginia
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KTI Environmental Group, Inc.                               New Jersey
KTI New Jersey Fibers, Inc.                                 Delaware
KTI Operations, Inc.                                        Delaware
KTI Recycling of Canada, Inc.                               Ontario
KTI Recycling of Illinois, Inc.                             Delaware
KTI Recycling of New Jersey, Inc.                           Delaware
KTI Specialty Waste Services, Inc.                          Maine
KTI Transportation Services, Inc.                           Maine
KTI, Inc.                                                   New Jersey
KTI Recycling of New England, Inc.                          Maine
Maine Energy Recovery Company LP                            Maine
Manner Resins, Inc.                                         Delaware
Maple City Refuse Corp.                                     New York
Mecklenburg County Recycling, Inc.                          Connecticut
Natural Environmental, Inc.                                 New York
New England Waste Services of Massachusetts, Inc.           Massachusetts
New England Waste Services of N.Y., Inc.                    New York
New England Waste Services of Vermont, Inc.                 Vermont
New England Waste Services, Inc.                            Vermont
Newbury Waste Management, Inc.                              Vermont
North Country Environmental Services, Inc.                  Virginia
North Country Trucking, Inc.                                New York
North Country Composting Services, Inc.                     New Hampshire
Northern Properties Corporation of Plattsburgh              New York
Northern Sanitation, Inc.                                   New York
NTC LLC                                                     New York
Penobscot Energy Recovery Company LP                        Maine
PERC Management Company, LP                                 Maine
PERC, Inc.                                                  Delaware
Pine Tree Waste, Inc.                                       Maine
Portland C & D Site, Inc.                                   New York
Power Ship Transport, Inc.                                  Delaware
R.A. Bronson, Inc.                                          New York
Resource Recovery of Cape Cod, Inc.                         Massachusetts
Resource Recovery Systems of MOSA, Inc.                     New York
Resource Recovery Systems of Sarasota, Inc.                 Florida
Resource Recovery Systems, Inc.                             Delaware
Resource Transfer Services, Inc.                            Massachusetts
Resource Waste Systems, Inc.                                Massachusetts
Rochester Environmental Park, LLC                           Massachusetts
Sawyer Environmental Recovery Facility, Inc.                Maine
Sawyer Environmental Services                               Maine
Schultz Landfill, Inc.                                      New York
Sunderland Waste Management, Inc.                           Vermont
The AFA Group, Inc.                                         New Jersey
Timber Energy Resources, Inc.                               Texas
Total Waste Management Corp.                                New Hampshire
U.S. Fiber, Inc.                                            North Carolina
Waste-Stream, Inc.                                          New York
Westfield Disposal Service, Inc.                            New York
Winters Brothers, Inc.                                      Vermont